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                                                                 EXHIBIT 10.57A

                                                                   ANNEX VIII TO
                                                                   NOTE PURCHASE
                                                                       AGREEMENT

                                 FIRST AMENDMENT
                                       TO
                           LOAN AND SECURITY AGREEMENT

         This FIRST AMENDMENT, dated as of June 30, 1997 (this "Amendment"), to the Loan and Security Agreement, dated as of May 7, 1997 (as amended from time to time, the "Loan Agreement") is entered into by and between MMC/GATX PARTNERSHIP NO. I (the "Lender") and SHAMAN PHARMACEUTICALS, INC., a Delaware corporation (the "Borrower").

                              W I T N E S S E T H:

         WHEREAS, the parties desire to amend the Loan Agreement in order to permit the Borrower to obtain additional financing through the issuance of Senior Subordinated Convertible Notes due 2000 to several buyers and the placement agent for such transaction in an aggregate principal amount of up to $10,400,000 (as amended from time to time in accordance with their respective terms, the "Noteholder Notes"). The Noteholder Notes will be issued pursuant to the several Note Purchase Agreements, dated as of June 30, 1997 (as amended from time to time in accordance with their respective terms, the "Note Purchase Agreements") by and between the Borrower and the several buyers of the Noteholder Notes named therein (the "Buyers" and, together with the holders from time to time of the Noteholder Notes, the "Holders");

         WHEREAS, the Noteholder Notes may be initially secured by a pledge and security interest granted by the Borrower in certain collateral pursuant to the terms of a Pledge and Security Agreement (the "Security Agreement") to be entered into by and among the Borrower and First Trust of California, N.A., as Collateral Agent (the "Noteholder Collateral Agent"); and

         WHEREAS, it is a condition precedent to the obligations of the Buyers under the Note Purchase Agreements to purchase their respective Noteholder Notes that the Borrower and the Lender shall have executed and delivered this Amendment;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1.       AMENDMENT OF LOAN AGREEMENT.

                  1.1 Section 1.01 of the Loan Agreement shall be and is hereby amended to add the following definitions in appropriate alphabetical order:



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                 "Excluded Collateral" means:

                           (a) all cash in U.S. currency held in the Noteholder Collateral Account;

                           (b) all Government Obligations held in the Noteholder Collateral Account;

                           (c) all cash, securities, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of the cash or Government Obligations held at any time in the Noteholder Collateral Account;

                           (d) the Noteholder Collateral Account and each and every general intangible (as such term is defined in Section 9-106 of the Uniform Commercial Code as enacted and in force in the State of California) relating thereto;

                           (e) all insurance policies relating to the Noteholder Collateral Account or any of the cash or Government Obligations held at any time in the Noteholder Collateral Account;

                           (f) all liens, guaranties and other rights and privileges relating to any of the property referred to in the other clauses of this definition of Excluded Collateral;

                           (g) all books, ledgers, books of account, records, writings, data bases, information and other property relating solely to the property referred to in the other clauses of this definition of Excluded Collateral; and

                           (h) all proceeds, products, rents, issues, profits and returns of and from any of the foregoing to the extent the same are retained, or required to be retained by the Security Agreement, in the Noteholder Collateral Account.

                  "Government Obligations" means direct obligations of, or obligations the timely payment of principal of and the interest on which are unconditionally guaranteed by, the full faith and credit of the United States of America which mature not later than three months after their date of issuance and which are held in the Federal Reserve Bank book entry system.

                  "Holders" shall have meaning set forth in the recitals to the First Amendment to this Agreement.

                  "Make-Whole Premium" shall mean an amount equal to the greater of (i) zero and (ii) the excess of (x) the sum of the present values, at the date of prepayment of the amount of each remaining scheduled payment of interest on and principal on the Loan, or portion of such payment, which will not be required to be made as a result of such prepayment (each such payment an "Amount Payable") (each such Amount Payable discounted separately at the Treasury Rate, determined on the date three (3) Business Days before the date of prepayment, compounded monthly, from the date such Amount Payable would be




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         due), over (y) the principal amount of such Note to be prepaid. The
         "Treasury Rate" shall be the yield (as quoted in The Wall Street Journal on the date which is three (3) Business Days prior to the date of prepayment) on U.S. Treasury securities adjusted to a constant maturity equal to the then remaining number of full months to maturity of the Note plus 100 basis points.

                  "Note Purchase Agreements" shall have meaning set forth in the recitals to the First Amendment to this Agreement.

                  "Noteholder Notes" shall have meaning set forth in the recitals to the First Amendment to this Agreement.

                  "Noteholder Collateral Account" means the separate account established and maintained by First Trust of California, N.A., as Collateral Agent, or its successors at First Bank, N.A., which account holds the cash and Government Obligations which constitute part of the Excluded Collateral and which account is initially entitled "Shaman Pharmaceuticals, Inc. Noteholder Collateral Account for First Trust of California, N.A., as Collateral Agent."

                  "Noteholder Obligations" means all Indebtedness of the Borrower for principal, interest and default interest pursuant to the Noteholder Notes, all obligations of the Borrower to redeem, repurchase or make payments with respect to all or any portion of the Noteholder Notes, and all other payment obligations and liabilities of the Borrower to the Holders under the Noteholder Notes, the Note Purchase Agreements and the Security Agreement.

                  "Security Agreement" means the Pledge and Security Agreement, which may be entered into pursuant to the Note Agreements, between Borrower and First Trust of California, N.A., as Collateral Agent.

                  "Subordinated Indebtedness" shall mean Indebtedness subordinated to the Obligations on terms and conditions acceptable to Lender in its sole discretion."

                  1.2 The definition of "Collateral" in Section 1.01 of the Loan Agreement shall be and is hereby amended in its entirety to read as follows:

                  "'Collateral' has the meaning given to that term in Section 5.01."

                  1.3 The definition of "Equity Securities" in Section 1.01 of the Loan Agreement shall be and is hereby amended in its entirety to read as follows:

                  "Equity Securities" of any Person shall mean (a) all common stock, preferred stock, participations, shares, partnership interests or other equity interests in and of such Person (regardless of how designated and whether or not voting or non-voting) and (b) all




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         warrants, options and other rights to acquire any of the foregoing; but excluding the Noteholder Notes.

         1.4 The definition of "Permitted Indebtedness" in Section 1.01 of the Loan Agreement shall be and is hereby amended in its entirety to read as follows:

                 "Permitted Indebtedness" shall mean and include:

                           (a)      Indebtedness of Borrower to Lender;

                           (b) Indebtedness of Borrower secured by Liens
                  permitted under clause (e) of the definition of Permitted
                  Liens;

                           (c) Indebtedness arising from the endorsement of
                  instruments in the ordinary course of business;

                           (d) The Noteholder Obligations and other Subordinated
                  Indebtedness;

                           (e) Indebtedness existing on the date hereof and set
                  forth on the Disclosure Schedule; and

                           (f) Other Indebtedness of Borrower not exceeding Two
                  Hundred Fifty Thousand Dollars ($250,000) at any time."

         1.5. The last sentence of Section 2.01(c) of the Loan Agreement shall be and is hereby amended to read in its entirety as follows:

                  "Except as permitted in Section 2.05, payments of principal and interest on the Loan may not be prepaid."

         1.6. Article II of the Loan Agreement shall be and is hereby amended to add a new Section 2.05 at the end of Article II which shall read in its entirety as follows:

                  "2.05 Concerning the Noteholder Notes.

                  (a) Upon the occurrence of an "Event of Default" or the receipt by Borrower of a "Holder Notice" or a "Holder Redemption Notice" (as such terms are defined in the Noteholder Notes), Borrower shall give Lender written notice thereof on the same Business Day of such occurrence or receipt and state therein whether Borrower is requesting a waiver of Sections 7.01(k) or 9.01(g)(ii) or any other provision of this Agreement.



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                  (b) Lender shall cooperate in good faith in responding to any such request for a waiver, it being understood that the granting or denial of any such requested waiver shall be in Lender's sole and absolute discretion.

                  (c) If, on or before the end of the fifth Business Day (as such term is defined in the Noteholder Notes) after the Standstill Notice Date (as such term is defined in the Noteholder Notes), Lender does not grant a waiver permitting full payment of all Holder Claims then due and/or if Lender shall have elected to accelerate the Loan (based upon the occurrence of an Event of Default under Section 9.01(g)(ii), then Borrower must immediately prepay or pay the outstanding amount of the Loan, at a prepayment price equal to the outstanding principal amount of the Loan, plus interest accrued thereon through and including the date of such prepayment together with all other amounts then due under this Agreement to Lender, plus a premium equal to the Make-Whole Premium."

         1.7. Section 5.01(g) of the Loan Agreement shall be and is hereby amended in its entirety to read as follows:

                  "(g) Excluding (i) all Intellectual Property and (ii) the Excluded Collateral."

         1.8. Section 7.01(e) of the Loan Agreement shall be and is hereby amended in its entirety to read as follows:

                  "(e) Distributions. (i) Pay any dividends or make any distributions on its Equity Securities; (ii) purchase, redeem, retire, defease or otherwise acquire for value any of its Equity Securities in an aggregate amount exceeding $250,000 (other than repurchases by cancellation of indebtedness pursuant to the terms of employee stock purchase plans, employee restricted stock agreements or similar arrangements); (iii) return any capital to any holder of its Equity Securities as such; (iv) make any distribution of assets, Equity Securities, obligations or securities to any holder of its Equity Securities as such; or (v) set apart any sum for any such purpose; provided, however, that Borrower may pay dividends payable solely in Common Stock or warrants or options therefor."

         1.9. Section 7.01(j) of the Loan Agreement shall be and is hereby amended by (a) deleting the word "and" between clauses (i) and (ii) thereof and
(b) adding the following words at the end thereof after the words "such account":

                  "and (iii) the Noteholder Collateral Account for so long as the Excluded Collateral is held therein pursuant to the terms of the Security Agreement."

         1.10. Section 7.01(k) of the Loan Agreement shall be and is hereby amended in its entirety to read as follows:



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                  "(k) Indebtedness Payments. (i) Prepay, redeem, purchase,
         defease or otherwise satisfy in any manner prior to the scheduled repayment thereof any Indebtedness for borrowed money (other than amounts due under this Loan Agreement or the Note) or lease obligations, (ii) amend, modify or otherwise change the terms of any Indebtedness for borrowed money (other than the Obligations) or lease obligations so as to accelerate the scheduled repayment thereof or
         (iii) repay any notes to officers, directors or shareholders; provided, however, that clause (i) above shall not be deemed to prohibit (x) the redemption, repurchase or repayment of the Noteholder Notes as and to the extent permitted by Section 8.1 thereof, (y) the payment of interest in cash or stock on the Noteholder Notes in accordance with their terms or (z) the conversion of the Noteholder Obligations into common stock or other securities of Borrower in accordance with the terms of the Noteholder Notes."

         1.11. Section 7.01(m) of the Loan Agreement shall be and is hereby amended to read in its entirety as follows:

                  "(m) Indebtedness. Create, incur, assume or permit to exist any Indebtedness except Permitted Indebtedness."

         1.12. Section 9.01(g) of the Loan Agreement shall be and is hereby amended to read in its entirety as follows:

                  "(g) (i) An uncured default shall exist under any agreement with any third party or parties which consists of the failure to pay any Indebtedness at maturity (or within any grace period thereafter) or which results in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness of Borrower in an amount in excess of $250,000; or (ii) an "Event of Default" (as such term is defined in the Noteholder Notes) shall occur and be continuing, or a Holder shall have given to Borrower a "Holder Notice" or "Holder Redemption Notice" (as such terms are defined in the Noteholder Notes) and such Holder Notice or Holder Redemption Notice shall not have been rescinded or withdrawn by 12:00 noon, New York City time, on the fourth Business Day after such Holder Notice or Holder Redemption Notice is given by such Holder to Borrower; or"

         2. CONSENT. The Lender hereby consents to the execution and delivery by the Borrower of the Noteholder Notes, the Note Purchase Agreements, the Security Agreement and the other agreements and documents referred to therein each in substantially the forms attached hereto as Exhibit A (collectively, and as amended from time to time, the "Transaction Documents") and the performance by the Borrower of its obligations contemplated by the Transaction Documents.

         3. FUTURE SECURITY INTEREST. Upon the release to the Borrower of the Excluded Collateral in accordance with the terms of the Security Agreement, the definition of "Excluded Collateral" and all references thereto in the Loan Agreement as amended by this Amendment shall be



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deemed deleted and of no further force and effect, and the Borrower agrees to execute and deliver such other documents and agreements and take such other actions as the Lender may reasonably request to give the Lender a perfected first priority security interest in the Excluded Collateral on the same terms as existed prior to the execution and delivery of this Amendment.

         4. THIRD PARTY BENEFICIARIES. The Borrower and the Lender acknowledge and agree that the Holders are third party beneficiaries of this Amendment. So long as any Noteholder Notes remain outstanding or any Noteholder Obligations remain unpaid, no amendments, waivers or modifications of the Loan Agreement as amended by this Amendment shall be made or given which would increase the principal amount of the Loan or would extend the maturity date of the Loan) without obtaining the prior written consent of the "Majority Holders" (as such term is defined in the Noteholder Notes).

         5. FINANCING STATEMENTS. Immediately following the issuance of the Noteholder Notes on the closing date under the Note Purchase Agreements (the "Closing Date"), the Borrower and the Lender agree to file with the appropriate officials, amendments on Form UCC-2 or other appropriate form to each of the Lender's Uniform Commercial Code financing statements previously filed in connection with the Loan Agreement. Such amendments shall state that the Excluded Collateral is not subject to any lien or security interest in favor of the Lender.

         6. EFFECTIVENESS. This Amendment is effective upon execution and delivery by Borrower and Lender of this Amendment.

         7. MISCELLANEOUS.

                  7.1. This Amendment and the consent contained herein shall operate solely with respect to the matters described herein and shall not impair any right or power accruing to the Lender upon the occurrence or continuance of any unrelated Default or Event of Default under the Loan Agreement, nor shall this Amendment be construed as a waiver of any such Default or Event of Default or as an acquiescence therein.

                  7.2. This Amendment shall be construed in connection with and as part of the Loan Agreement, and except as modified and expressly amended by this Amendment, all terms, conditions and covenants contained in the Loan Agreement are hereby ratified and shall be and remain in full force and effect.

                  7.3. Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Amendment may refer to the Loan Agreement without making specific reference to this Amendment but nevertheless all such references shall include this Amendment unless the context otherwise requires.

                  7.4. The descriptive headings of the various Sections of this Amendment are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.



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                  7.5. This Amendment shall be governed by and construed in
accordance with the laws of the State of California.

                  7.6. This Amendment may be executed in any number of counterparts, each executed counterpart constituting an original, but all together only one agreement.

                  7.7. Promptly, upon request, Borrower will provide photostatic copies of the executed Transaction Documents to Lender.






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         IN WITNESS WHEREOF, the Borrower and the Lender have caused this
Amendment to be executed by their duly elected officers as of the date first above written.



                                        SHAMAN PHARMACEUTICALS, INC.


                                        By: /s/ Lisa A. Conte
                                            ---------------------------------
                                            Name:  Lisa A. Conte
                                            Title: President & CEO


                                        MMC/GATX PARTNERSHIP NO. I


                                        By:  Meier Mitchell & Company,
                                              as General Partner


                                        By: /s/ James V. Mitchell
                                            ---------------------------------
                                            Name:  James V. Mitchell
                                            Title: Secretary




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                                    EXHIBIT A

                              TRANSACTION DOCUMENTS